Exhibit 99.1

New Senior Announces Third Quarter 2019 Results

Announces Strategic Transaction to Sell Assisted Living/Memory Care Portfolio & Raises Midpoint of 2019 AFFO Guidance Range

NEW YORK--(BUSINESS WIRE)--November 1, 2019--New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended September 30, 2019.

THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

  Declared cash dividend of $0.13 per common share
  Net income attributable to common stockholders of $28.2 million, or $0.34 per diluted share
  Total net operating income (“NOI”) of $40.4 million
  Adjusted same store cash NOI decreased 0.7% versus third quarter of 2018; pro forma for the Assisted Living / Memory Care (“AL/MC”) portfolio sale, adjusted same store cash NOI increased 0.7% versus third quarter of 2018
  Normalized Funds from Operations of $12.0 million, or $0.14 per diluted share
  AFFO of $14.0 million, or $0.17 per diluted share
  Normalized Funds Available for Distribution of $11.0 million, or $0.13 per diluted share

THIRD QUARTER 2019 & RECENT BUSINESS HIGHLIGHTS

  Entered into definitive purchase and sale agreement to sell the entire AL/MC portfolio of 28 properties for a gross sale price of $385 million (the “Transaction”)
  Raised midpoint of full year 2019 AFFO guidance range

“At the beginning of the year when we internalized the management of the company, we outlined several strategic priorities and I am extremely pleased with the progress that has been made to date to position us for long-term growth. The announcement of the Transaction today represents another key step and gives us significant momentum moving forward,” said Susan Givens, Chief Executive Officer. “Consistent with our strategic priorities, the sale of the AL/MC portfolio allows us to enhance the overall quality of our portfolio, strengthen our balance sheet and focus on growing our core business. Further, New Senior delivered solid earnings results in the third quarter of 2019 consistent with guidance expectations, and our Independent Living portfolio grew adjusted same store cash NOI 0.7% year over year in the third quarter, its sixth straight consecutive quarter of growth.”

STRATEGIC SALE OF AL/MC PORTFOLIO

As announced today, the Company has entered into a definitive purchase and sale agreement to sell its entire AL/MC portfolio of 28 properties for a gross sale price of $385 million. The Company expects the Transaction to close in the first quarter of 2020, subject to customary closing conditions. The gross sale price represents a 5.9% cap rate on third quarter 2019 trailing 12-month cash NOI or $136,000 per unit. The Company expects to realize a gain on sale of approximately $27 million prior to selling costs.

The Company intends to use the net proceeds from the Transaction to repay debt. As a result of the debt repayment and other refinancing activity related to the Transaction, the Company expects to extend its weighted average debt maturity and strengthen its capital position to invest in its core business.

THIRD QUARTER 2019 RESULTS

Dollars in thousands, except per share data
	For the Quarter Ended September 30, 2019			For the Quarter Ended September 30, 2018
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net income (loss) attributable to common stockholders	$28,244	$0.34	$0.34	$(20,299)	$(0.25)	$(0.25)

Non-GAAP(A)
NOI	$40,401	N/A	N/A	$40,694	N/A	N/A
FFO	49,285	$0.59	$0.59	2,074	$0.03	$0.03
Normalized FFO	11,989	$0.15	$0.14	4,728	$0.06	$0.06
AFFO	14,017	$0.17	$0.17	9,800	$0.12	$0.12
Normalized FAD (B)	10,965	$0.13	$0.13	7,680	$0.09	$0.09

(A) See tables at end of press release for reconciliations of non-GAAP measures to net income (loss), the most comparable GAAP measure.
(B) Normalized Funds Available for Distribution ("Normalized FAD"), which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to stockholders.

THIRD QUARTER 2019 GAAP RESULTS

New Senior recorded GAAP net income attributable to common stockholders of $28.2 million, or $0.34 per diluted share, for the third quarter of 2019, compared to a GAAP net loss of $(20.3) million, or $(0.25) per diluted share, for the third quarter of 2018. The year over year increase in net income attributable to common stockholders was primarily driven by the receipt of $38 million of litigation proceeds related to the settlement of a derivative lawsuit.

THIRD QUARTER 2019 PORTFOLIO PERFORMANCE

					Excluding AL/MC Portfolio
	Adjusted Same Store Cash NOI				as of September 30, 2019
	Properties	3Q 2018	3Q 2019	YoY	Properties	YoY
Managed Properties	121	$ 39,511	$ 39,181	(0.8%)	102	0.7%
NNN Property	1	1,411	1,450	2.8%	1	2.8%
Total Portfolio	122	$ 40,922	$ 40,631	(0.7%)	103	0.7%

					Excluding AL/MC Portfolio
	Adjusted Same Store Cash NOI - Managed				as of September 30, 2019
	Properties	3Q 2018	3Q 2019	YoY	Properties	YoY
IL Properties	102	$ 34,001	$ 34,222	0.7%	102	0.7%
AL/MC Properties	19	5,510	4,958	(10.0%)	-	-
Total Managed Portfolio	121	$ 39,511	$ 39,181	(0.8%)	102	0.7%

	Adjusted Same Store Cash NOI - Managed
	Properties	3Q 2018	3Q 2019	YoY
Properties Transitioned in 1Q19	9	$ 763	$ 30	(96.0%)

2019 STRATEGIC PRIORITIES UPDATE

As previously announced in February, the Company has identified several strategic priorities for 2019, including: 1) optimizing the portfolio, 2) managing operator concentration, 3) strengthening the balance sheet and 4) increasing the transparency of financial results. The Company continues to make significant progress across all of these areas:

  Optimize Portfolio: A key priority for the Company has been to address the underperformance of the AL/MC portfolio. To date, the Company has pursued various strategies focused on improving performance, including asset sales and transitions to new operators. Despite these efforts, the AL/MC portfolio has continued to experience sustained challenges. After evaluating several alternatives, the Company concluded that a sale of the entire AL/MC portfolio would enable it to focus on growing and investing in its core business.

    Following the completion of the Transaction, New Senior’s portfolio will consist of 103 properties, including 102 Independent Living (“IL”) properties and 1 continuing care retirement community (“CCRC”), which represented 88% of third quarter 2019 NOI. The IL portfolio primarily serves the fast-growing middle market senior population, has delivered stable and consistent operating results, and is well positioned to benefit from medium and long term demographic trends.

  Manage Operator Concentration: Holiday Retirement (“Holiday”) is the Company’s largest operating partner and currently manages assets that accounted for approximately 82% of its third quarter 2019 NOI. Upon completion of the sale of the AL/MC portfolio, Holiday will manage assets that account for 94% of the Company’s NOI. While the Company views Holiday as a strong operator, particularly in the IL market, the Company recognizes the benefits of having a diversified portfolio of operators. To that end, the Company has spent considerable time growing and developing its relationships with operators in the industry. The Company will continue to actively evaluate all of its operator relationships as it seeks to position the Company for growth.

  Strengthen Balance Sheet: The Company is committed to improving its balance sheet with the goal of reducing leverage over time and increasing flexibility. Consistent with the Company’s strategic priorities, the Company intends to use the net proceeds from the Transaction and other related refinancing activities to reduce debt by approximately $350 million. In conjunction with the Transaction, New Senior expects to refinance its largest near-term debt maturity. As a result, the Company will significantly improve its debt maturity profile and will have no material debt maturities scheduled until 2025. Furthermore, the Transaction will improve the Company’s cash flow and provide more flexibility for growth. The Company is continuing to evaluate its capital structure for additional opportunities to extend debt maturities and lower debt costs.

  Increase Transparency of Financial Results: Management provided guidance for 2019 and expects to continue to provide guidance on an ongoing basis. The Company is committed to continuing to provide increased transparency through its financial disclosures.

2019 AFFO GUIDANCE MIDPOINT RAISED

  New Senior is narrowing the range and increasing the midpoint of its AFFO guidance by changing the range from $0.62 to $0.67 per share to a range of $0.64 to $0.67 per share, in addition to updating its outlook for net loss attributable to common stockholders, Funds from Operations ("FFO") and Normalized FFO. Additional details can be found below.
	Full Year 2019 Guidance
	Per Share
	Low		High
Net Loss Attributable to Common Stockholders	$(0.03)	-	$0.00
FFO	$0.96	-	$0.99
Normalized FFO	$0.56	-	$0.59
AFFO	$0.64	-	$0.67
  Key Guidance Assumptions
    Same store managed cash NOI: (3.0%) to 0.0% versus 2018
    Debt: LIBOR assumed at 2.50% (each 25bps change in LIBOR equates to $0.03 per share annually)
    Cash G&A: $18 million
    Shares: 84 million diluted shares outstanding
  The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

THIRD QUARTER DIVIDEND

On October 29, 2019, the Company’s Board declared a cash dividend of $0.13 per share for the quarter ended September 30, 2019. The dividend is payable on December 20, 2019 to shareholders of record on December 6, 2019.

ADDITIONAL INFORMATION

For additional information that management believes is useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on November 1, 2019 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 317-6003 (from within the U.S.) or (412) 317-6061 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please use entry number “4902462” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on November 30, 2019 by dialing (877) 344-7529 (from within the U.S.) or (412) 317-0088 (from outside the U.S.); please use access code “10135384.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of September 30, 2019, New Senior is one of the largest owners of senior housing properties, with 131 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s 2019 strategic priorities (including, without limitation, plans relating to optimizing the Company’s portfolio through operator transitions and asset sales, plans to manage operator concentration and plans to strengthen the balance sheet and potentially reduce leverage), the Company’s expectations with respect to the execution, timing and impact of the sale of the AL/MC portfolio and expectations with respect to the potential range of 2019 financial results, and the declaration or amount of any future dividend. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management, the asset management by third parties and market conditions affecting demand and supply for senior housing. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets
(dollars in thousands, except share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Real estate investments:
Land	$ 177,956	$ 177,956
Buildings, improvements and other	2,360,548	2,335,813
Accumulated depreciation	(420,682)	(358,368)
Net real estate property	2,117,822	2,155,401
Acquired lease and other intangible assets	8,638	8,638
Accumulated amortization	(3,144)	(2,877)
Net real estate intangibles	5,494	5,761
Net real estate investments	2,123,316	2,161,162

Cash and cash equivalents	35,399	72,422
Receivables and other assets, net	45,156	52,674
Total Assets	$ 2,203,871	$ 2,286,258

Liabilities, Redeemable Preferred Stock and Equity
Liabilities
Debt, net	$ 1,836,062	$ 1,884,882
Due to affiliates	-	26,245
Accrued expenses and other liabilities	76,298	52,679
Total Liabilities	$ 1,912,360	$ 1,963,806

Commitments and contingencies

Redeemable preferred stock, $0.01 par value with $100 liquidation preference, 400,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	$ 40,506	$ 40,000

Equity
Preferred stock, $0.01 par value, 99,600,000 shares (excluding 400,000 shares of redeemable preferred stock) authorized, none issued or outstanding as of September 30, 2019 and December 31, 2018	$ -	$ -
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 82,964,438 and 82,148,869 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	830	821
Additional paid-in capital	900,432	898,135
Accumulated deficit	(642,990)	(616,504)
Accumulated other comprehensive loss	(7,267)	-
Total Equity	$ 251,005	$ 282,452

Total Liabilities, Redeemable Preferred Stock and Equity	$ 2,203,871	$ 2,286,258

Consolidated Statements of Operations
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues
Resident fees and services	$ 114,003	$ 116,178	$ 344,477	$ 288,005
Rental revenue	1,583	1,582	4,748	37,825
Total revenues	115,586	117,760	349,225	325,830

Expenses
Property operating expense	75,185	77,066	227,489	192,675
Depreciation and amortization	21,041	22,373	62,583	73,619
Interest expense	22,662	29,268	69,864	76,946
General and administrative expense	5,417	3,219	15,773	10,111
Acquisition, transaction and integration expense	616	1,559	1,677	13,130
Management fees and incentive compensation to affiliate	-	3,688	-	11,127
Loss on extinguishment of debt	-	-	335	58,544
Other expense (income)	(2)	782	1,350	2,194
Total expenses	124,919	137,955	379,071	438,346
Loss on sale of real estate	-	-	(122)	-
Gain on lease termination	-	-	-	40,090
Litigation proceeds, net	38,226	-	38,226	-
Income (Loss) before income taxes	28,893	(20,195)	8,258	(72,426)
Income tax expense	44	104	188	303
Net income (loss)	$ 28,849	$ (20,299)	$ 8,070	$ (72,729)
Deemed dividend on redeemable preferred stock	$ (605)	$ -	$ (1,802)	$ -
Net income (loss) attributable to common stockholders	$ 28,244	$ (20,299)	$ 6,268	$ (72,729)

Net income (loss) per share of common stock
Basic(A)	$ 0.34	$ (0.25)	$ 0.08	$ (0.89)
Diluted	$ 0.34	$ (0.25)	$ 0.07	$ (0.89)

Weighted average number of shares of common stock outstanding
Basic	82,209,844	82,148,869	82,207,610	82,148,869
Diluted(B)	83,964,231	82,148,869	83,588,648	82,148,869

Dividends declared per share of common stock	$ 0.13	$ 0.13	$ 0.39	$ 0.65

(A) Basic earnings per share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding. The outstanding shares used to calculate the weighted average basic shares excludes 754,594 restricted stock awards, net of forfeitures, as of September 30, 2019, as those shares were issued but were not vested and therefore, not considered outstanding for purposes of computing basic loss per share as of September 30, 2019. Diluted EPS is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B) Dilutive share equivalents and options were excluded given our loss position, so basic and diluted EPS were the same for each reporting period.

Consolidated Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)
Cash Flows From Operating Activities
Net income (loss)	$8,070	$(72,729)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of tangible assets and amortization of intangible assets	62,583	73,654
Amortization of deferred financing costs	3,228	9,396
Amortization of deferred revenue, net	1,588	2,346
Non-cash straight line rental revenue	(455)	(5,192)
Non-cash adjustment on lease termination	-	29,910
Loss on extinguishment of debt	335	58,544
Provision for bad debt	-	1,630
Amortization of equity-based compensation	2,031	-
Loss on sale of real estate	122	-
Other non-cash expense	1,041	2,308
Changes in:
Receivables and other assets, net	(2,274)	(5,046)
Due to affiliates	(25,995)	5,789
Accrued expenses and other liabilities	12,080	10,916
Net cash provided by operating activities	$62,354	$111,526

Cash Flows From Investing Activities
Proceeds from sale of real estate	13,086	-
Capital expenditures	(21,436)	(13,091)
Insurance proceeds, net	752	(514)
Net cash used in investing activities	$(7,598)	$(13,605)

Cash Flows From Financing Activities
Principal payments of mortgage notes payable and capital lease obligations	$(7,675)	$(16,063)
Proceeds from mortgage notes payable	-	720,000
Proceeds from borrowing on revolving credit facility	4,250	-
Repayments of borrowings on revolving credit facility	(34,500)	-
Repayments of mortgage notes payable	(13,674)	(663,788)
Payment of exit fee on extinguishment of debt	(206)	(51,886)
Payment of deferred financing costs	(1,055)	(13,663)
Purchase of interest rate caps	(35)	(341)
Payment of common stock dividend	(32,062)	(53,400)
Payment of redeemable preferred stock dividend	(1,296)	-
Net cash used in financing activities	$(86,253)	$(79,141)
Net increase (decrease) in cash, cash equivalents and restricted cash	(31,497)	18,780
Cash, cash equivalents and restricted cash, beginning of period	92,656	157,485
Cash, cash equivalents and restricted cash, end of period	$61,159	$176,265

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$67,151	$67,323
Cash paid during the period for income taxes	349	326

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of common stock	$275	$-
Capital lease obligations	468	273
Furniture, fixtures, equipment and other improvements	-	10,065

Reconciliation of NOI to Net Income
(dollars in thousands)
For the Quarter Ended
September 30, 2019
Total revenues	$ 115,586
Property operating expense	(75,185)
NOI	40,401

Depreciation and amortization	(21,041)
Interest expense	(22,662)
General and administrative expense	(5,417)
Acquisition, transaction and integration expense	(616)
Other expense	2
Income tax expense	(44)
Litigation proceeds, net	38,226
Net income	$ 28,849
Deemed dividend on redeemable preferred stock	(605)
Net income attributable to common stockholders	$ 28,244
Reconciliation of Net Income to FFO, Normalized FFO, AFFO and Normalized FAD
(dollars and shares in thousands, except per share data)

For the Quarter Ended
September 30, 2019
Net income attributable to common stockholders	$28,244
Adjustments:
Depreciation and amortization	21,041
FFO	$49,285
FFO per diluted share	$0.59
Acquisition, transaction and integration expense	616
Litigation proceeds, net	(38,226)
Compensation expense related to transition awards	291
Other expense(1)	23
Normalized FFO	$11,989
Normalized FFO per diluted share	$0.14
Straight-line rent	(134)
Amortization of deferred financing costs	923
Amortization of deferred community fees and other(2)	396
Amortization of equity-based compensation	844
AFFO	$14,018
AFFO per diluted share	$0.17
Routine capital expenditures	(3,052)
Normalized FAD	$10,965
Normalized FAD per diluted share	$0.13

Weighted average diluted shares outstanding	83,964
(1) Primarily includes changes in the fair value of financial instruments and casualty related charges.
(2) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)
(dollars in thousands)

	3Q 2019				3Q 2018
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI	$1,450	$34,222	$4,958	$40,631	$1,411	$34,001	$5,510	$40,922
Non-Adjusted Same Store Cash NOI(1)	-	-	30	30	-	106	638	744
Straight-line rental revenue	134	-	-	134	173	-	-	173
Amortization of deferred community fees and other(2)	(2)	(426)	32	(396)	(2)	(1,115)	(27)	(1,146)
Segment / Total NOI	$1,583	$33,797	$5,020	$40,401	$1,582	$32,992	$6,121	$40,694

Depreciation and amortization				(21,041)				(22,373)
Interest expense				(22,662)				(29,268)
General and administrative expense				(5,417)				(3,219)
Acquisition, transaction & integration expense				(616)				(1,559)
Management fees and incentive compensation to affiliate				-				(3,688)
Other expense				2				(782)
Income tax expense				(44)				(104)
Litigation proceeds, net				38,226				—
Net income (loss)				$ 28,849				$ (20,299)
Deemed dividend on redeemable preferred stock				(605)				-
Net income (loss) attributable to common stockholders				$ 28,244				$ (20,299)
(1) Adjusted Same Store Cash NOI excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.
(2) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.
Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)
(dollars in thousands)

	3Q 2019				2Q 2019
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI	$1,450	$34,222	$4,989	$40,661	$1,437	$34,936	$5,316	$41,689
Non-Same Store Cash NOI	-	-	-	-	-	-	(377)	(377)
Straight-line rent	134	-	-	134	147	-	-	147
Amortization of deferred community fees and other(1)	(2)	(426)	32	(396)	(2)	(472)	77	(397)
Segment / Total NOI	$1,583	$33,797	$5,020	$40,401	$1,583	$34,464	$5,016	$41,063

Depreciation and amortization				(21,041)				(20,755)
Interest expense				(22,662)				(23,483)
General and administrative expense				(5,417)				(5,372)
Acquisition, transaction & integration expense				(616)				(411)
Loss on extinguishment of debt				-				(335)
Loss on sale of real estate				-				(122)
Other expense				2				(107)
Income tax expense				(44)				(64)
Litigation proceeds, net				38,226				-
Net income (loss)				$ 28,849				($9,586)
Deemed dividend on redeemable preferred stock				(605)				(599)
Net income (loss) attributable to common stockholders				$ 28,244				$ (10,185)
(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

2019 Guidance Reconciliation
Reconciliation of Net Loss to FFO, Normalized FFO and AFFO

	Full Year 2019 Guidance
	Per Share
	Low		High
Net loss attributable to common stockholders	$(0.03)	-	$0.00
Loss on sale of assets	0.00	-	0.00
Depreciation & amortization	0.99	-	0.99
FFO	$0.96	-	$0.99

Compensation expense related to transition awards	0.02	-	0.02
Other expense	0.02	-	0.02
Loss on extinguishment of debt	0.00	-	0.00
Gain on litigation proceeds, net	(0.46)	-	(0.46)
Acquisition, transaction & integration expense	0.02	-	0.02
Normalized FFO	$0.56	-	$0.59

Straight-line rental revenue	(0.01)	-	(0.01)
Amortization of deferred financing costs	0.05	-	0.05
Amortization of deferred community fees & other	0.02	-	0.02
Amortization of equity-based compensation	0.02	-	0.02
AFFO	$0.64	-	$0.67

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this press release. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI and Cash NOI

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale during the comparable periods are excluded from the same store amounts. Please see the Company’s most recent quarterly report filed with the Securities and Exchange Commission for more information.

Adjusted same store cash NOI adjusts same store cash NOI to exclude ancillary service revenue attributable to a business that ceased operations over the course of 2018.

FFO and Other Non-GAAP Measures

We use Funds From Operations ("FFO") and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as GAAP net income (loss) excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation to the Former Manager recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to the Former Manager; (g) gain on lease termination; (h) compensation expense related to transition awards; (i) litigation proceeds; and (j) other items that we believe are not indicative of operating performance, generally reported as “Other expense (income)” in our Consolidated Statements of Operations.

We also use Adjusted FFO (“AFFO”) and Normalized FAD as supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives, and (f) amortization of equity-based compensation expense.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders. We believe Normalized FAD is useful because it fully reflects the additional economic costs of maintaining the condition of the portfolio.

Contacts

Jane Ryu
(646) 822-3700